SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                 March 21, 2000


                          THE GOLDMAN SACHS GROUP, INC.
                          -----------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        DELAWARE                  NO. 001-14965               NO. 13-4019460
        --------                  -------------               --------------
(State or Other Jurisdic-          (Commission                 (IRS Employer
  tion of Incorporation)           File Number)              Identification No.)



           85 BROAD STREET
          NEW YORK, NEW YORK                                   10004
                                                               -----
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (212) 902-1000



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On March 21, 2000, The Goldman Sachs Group, Inc. reported net earnings of $887 million, or $1.76 per diluted share, for its fiscal first quarter ended February 25, 2000.


                                BUSINESS SEGMENTS


GLOBAL CAPITAL MARKETS

         Net revenues in Global Capital Markets, which includes Investment Banking and Trading and Principal Investments, were $3.3 billion, a 30% increase from the prior quarter and 47% above last year's first quarter.

         INVESTMENT BANKING. Investment Banking generated net revenues of $1.2 billion, a 5% decrease from the record prior quarter and 37% above last year's first quarter. Underwriting revenues increased significantly over the same period in 1999 as strong investor demand in global equity markets continued to create a favorable environment for new issue activity. Net revenues in the Financial Advisory business increased 12% over the same period in 1999, resulting from an active global mergers and acquisitions market and an increase in the number of large transactions. Net revenue growth was particularly strong in the high technology and communications, media and entertainment sectors as compared with the first quarter of 1999. Net revenues increased in all major regions compared to the first quarter of 1999.

         TRADING AND PRINCIPAL INVESTMENTS. Net revenues in Trading and Principal Investments were $2.1 billion for the quarter, significantly above both the fourth quarter of 1999 and last year's first quarter. FICC net revenues increased 16% compared to the first quarter of 1999, primarily due to increased customer activity in fixed income derivatives, partially offset by a reduction in net revenues from the firm's government bond business. Net revenues in Equities increased substantially over the same 1999 period, primarily due to favorable conditions in global equity markets that resulted in higher transaction volumes in the firm's global shares businesses, particularly in Europe, and increased customer flow in equity derivatives. Net revenues in Principal Investments increased substantially over the same 1999 period, primarily due to mark-to-market gains on certain of the firm's merchant banking investments in the high technology and telecommunications sectors.

ASSET MANAGEMENT AND SECURITIES SERVICES

         Net revenues in Asset Management and Securities Services were $1.2 billion, an increase of 27% over the fourth quarter and 59% above the same prior year period. Asset Management revenues increased 51% over last year's first quarter, primarily reflecting a 33% increase in average assets under management as well as favorable changes in the composition of assets managed. Securities Services net revenues were 15% higher than the same 1999 period, primarily due to growth in the firm's prime brokerage business and increased customer balances in securities lending and margin lending. Commissions nearly doubled compared to the same prior year period as healthy global equity markets led worldwide transaction volumes to record levels. Revenues from the increased share of gains from the firm's merchant banking funds also contributed to the growth in Commissions.

                                    EXPENSES


         Operating expenses were $3.0 billion for the quarter. The ratio of compensation and benefits to net revenues was 50% for the first quarter of 2000. Non-compensation-related expenses rose 23% compared to the same period in 1999, primarily due to costs associated with higher employment levels, global expansion and growth in business activity. The firm's effective tax rate for the first quarter was 40%.


                                     CAPITAL


         As of February 25, 2000, total capital was $33.8 billion, consisting of $11.1 billion in stockholders' equity and $22.7 billion in long-term debt. Book value per share was $22.90, based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 484,613,335 at period end.


                                    DIVIDEND


         On March 20, 2000, the Board of Directors of The Goldman Sachs Group, Inc. (the "Board") declared a dividend of $0.12 per share to be paid on May 25, 2000, to voting and nonvoting common shareholders of record on April 24, 2000.


                            SHARE REPURCHASE PROGRAM


         On March 20, 2000, the Board approved a share repurchase program authorizing the repurchase of up to 15 million shares of common stock of The Goldman Sachs Group, Inc. The repurchase program will be effected from time to time, depending on market conditions, through open market purchases and privately negotiated transactions.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS


         Statements in this Current Report on Form 8-K may constitute "forward-looking statements". These forward-looking statements represent only the firm's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. For a discussion of some of the risks and factors that could affect the firm's future results, see "Business - Certain Factors That May Affect Our Business" in the firm's Annual Report on Form 10-K for the fiscal year ended November 26, 1999.

                                   THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
                                           BUSINESS SEGMENT NET REVENUES
                                                    (unaudited)
                                                  ($ in millions)

                                               THREE MONTHS ENDED                           CHANGE FROM
                              ----------------------------------------------------------------------------------
                                FEBRUARY 25,      NOVEMBER 26,   FEBRUARY 26,      NOVEMBER 26,     FEBRUARY 26,
                                  2000              1999            1999               1999              1999
                              --------------    --------------   ------------      ------------     ------------

Global Capital Markets
----------------------

Financial Advisory                  $  583          $  622          $  522              (6)%              12%
Underwriting                           653             683             380              (4)               72
                              --------------    --------------   ------------

Investment Banking                  $1,236          $1,305          $  902              (5)               37
                              --------------    --------------   ------------

FICC                                $1,016          $  414          $  876             145                16
Equities                               858             430             455             100                89
Principal Investments                  214             407              26             (47)              N.M.
                              --------------    --------------   ------------

Trading and Principal               $2,088          $1,251          $1,357              67                54
                              --------------    --------------   ------------


Total Global Capital
  Markets                           $3,324          $2,556          $2,259              30                47
                              --------------    --------------   ------------

Asset Management and
  Securities Services

Asset Management                    $  306          $  282          $  202               9%               51%
Securities Services                    238             196             207              21                15
Commissions                            625             439             327              42                91
                              --------------    --------------   ------------

Total Asset Management and
  Securities Services               $1,169          $  917          $  736              27                59
                              --------------    --------------   ------------

Total net revenues                  $4,493          $3,473          $2,995              29                50
                              ==============    ==============   ============

                                                       * * *

                                              ASSETS UNDER SUPERVISION
                                                    (unaudited)
                                                  ($ in millions)

                                                     AS OF                                  CHANGE FROM
                              -----------------------------------------------      -----------------------------
                                FEBRUARY 25,      NOVEMBER 26,   FEBRUARY 26,      NOVEMBER 26,     FEBRUARY 26,
                                   2000              1999           1999               1999             1999
                              --------------    --------------   ------------      ------------     ------------

Assets under management          $ 279,617       $ 258,045       $ 206,380               8%               35%
Other client assets                272,991         227,424         163,315              20                67
                              --------------    --------------   -----------

Total assets under
  supervision                    $ 552,608       $ 485,469       $ 369,695              14                49
                              ==============    ==============   ===========

                                  THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF EARNINGS
                                                    (unaudited)

                                                                             THREE MONTHS ENDED
                                                         -----------------------------------------------------------
                                                             FEBRUARY 25,       NOVEMBER 26,         FEBRUARY 26,
                                                                2000               1999                 1999
                                                         -----------------  ------------------   -------------------
                                                             (in millions, except share and per share amounts)

Revenues
Global capital markets
  Investment banking                                      $      1,230       $      1,305           $     902
  Trading and principal investments                              2,096              1,218               1,398
Asset management and securities services                           944                736                 543
Interest income                                                  3,694              3,453               3,013
                                                         -----------------  ------------------   -------------------
  Total revenues                                                 7,964              6,712               5,856

Interest expense                                                 3,471              3,239               2,861
                                                         -----------------  ------------------   -------------------
  Revenues, net of interest expense                              4,493              3,473               2,995

Operating expenses
Compensation and benefits, excluding employee initial
  public offering awards                                         2,247              1,527               1,275
Amortization of employee initial public offering awards            111                114                   -
Brokerage, clearing and exchange fees                              129                118                 111
Market development                                                 106                117                  77
Communications and technology                                       93                 82                  78
Depreciation and amortization                                      101                108                  97
Occupancy                                                           95                 93                  78
Professional services and other                                    132                105                  91
                                                         -----------------  ------------------   -------------------
  Total operating expenses                                       3,014              2,264               1,807

Pre-tax earnings                                                 1,479              1,209               1,188
Provision for taxes                                                592                486                 181
                                                         -----------------  ------------------   -------------------
Net earnings                                              $        887       $        723           $   1,007
                                                         =================  ==================   ===================

Earnings per share
Basic                                                     $       1.83       $       1.51
Diluted                                                           1.76               1.48

Average common shares outstanding
Basic                                                      484,576,498        477,395,104
Diluted                                                    505,387,044        489,011,804

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            THE GOLDMAN SACHS GROUP, INC.
                                                 (Registrant)



Date:  March 21, 2000                        By:  /s/ David A. Viniar
                                                --------------------------------
                                             Name:  David A. Viniar
                                             Title: Chief Financial Officer